UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

FIRST POTOMAC REALTY TRUST

(Exact name of registrant specified in its charter)

Maryland	1-31824	37-1470730
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) appointed Robert Milkovich to the position of Executive Vice President and Chief Operating Officer of the Company. As previously disclosed, Douglas J. Donatelli, the Company’s Chairman and Chief Executive Officer, has served as the Company’s interim Chief Operating Officer since October 3, 2013. Mr. Milkovich is expected to begin his service with the Company on or about June 2, 2014.

Mr. Milkovich, 54, previously served as President of Spaulding & Slye Investments, a comprehensive real estate services and investment company that is a wholly owned subsidiary of JLL (Jones Lang LaSalle Incorporated), where he managed the company’s portfolio of assets, headed the investment committee, developed the company’s investment portfolio strategies, oversaw investment management and sourced new business opportunities. Prior to joining Spaulding & Slye Investments in 2012, Mr. Milkovich spent over 20 years in various commercial real estate leadership roles, including serving as Regional Director of Archon Group, L.P., an investment arm of the merchant banking division of Goldman Sachs, where he spearheaded the asset management of $2 billion for their merchant bank, special situations group and other parts of the firm, in addition to generating investment opportunities. Prior to his tenure with Archon Group, L.P., Mr. Milkovich served as a Market Managing Director with CarrAmerica Realty Corporation, then a publicly traded real estate investment trust, with primary responsibilities including overseeing asset management, development activities, portfolio investments and acquisition efforts.

Mr. Milkovich serves on the Board of Directors of the University System of Maryland Foundation, overseeing real estate investment activities and administering and managing funds for the benefit of institutions and foundations affiliated with the University System of Maryland. Mr. Milkovich is a member of the Economic Club of Washington, D.C., the Urban Land Institute’s Office Development Counsel and is the past President of The Real Estate Group in Washington, D.C.

The Company and Mr. Milkovich have not entered into an employment agreement, and Mr. Milkovich’s employment is on an “at-will” basis. However, pursuant to the offer letter between the Company and Mr. Milkovich, upon commencement of his employment with the Company, Mr. Milkovich will be paid an annual base salary of $350,000. In addition, Mr. Milkovich will participate in the Company’s short-term incentive compensation plan with a 2014 target payment equal to 80% of his base salary. He will also participate in the Company’s long-term incentive compensation program (the “LTI Program”) with an aggregate target award of $550,000 for the 2014 plan year. Under the LTI Program, annual long-term incentive awards are broken into two parts, each of which will be made in the first quarter of the following fiscal year (with the first award under the LTI Program to Mr. Milkovich to be made in February 2015): (i) 40% of the award will be fixed based on the aggregate target amount of the award; and (ii) the balance of the award will be determined based on performance metrics set annually by the Compensation Committee. For the 2014 plan year, the number of restricted shares to be granted pursuant to the performance component of the annual award will be determined based on achievement of the following performance metrics measured over a two-year period ending December 31, 2014:

Performance Metrics	Award Weighting	Threshold	Target	Stretch
Relative Annualized Shareholder Return(1) – Total Shareholder Return vs. the Morgan Stanley REIT Index (“RMS”)	50%	-300 bps	0 bps	+300 bps
Absolute Annualized Total Shareholder Return(1)	50%	7.00%	10.00%	13.00%

Percent of Performance Portion of Award Earned		50%	100%	150%

(1)	Total return takes into account both share price appreciation and assumes all dividends are reinvested in common shares of the Company.

Once awarded (upon achieving the performance metrics, if applicable), the long-term incentive awards will be made in the form of restricted common shares of beneficial interest, $0.001 par value per share, of the Company (“Common Shares”) that will vest ratably on an annual basis over a three-year period from the date of grant. In addition, Mr. Milkovich will be eligible to participate in the Company’s retirement and other benefit plans on the same terms as all other Company employees.

Upon commencement of his service with the Company, Mr. Milkovich will receive a one-time cash payment of $150,000 and an award of restricted Common Shares having a grant date fair value of $200,000, which will vest ratably as to one-third of the shares on each of the first three anniversaries of the date on which Mr. Milkovich commences employment with the Company.

In the event of a termination of his employment, Mr. Milkovich will be entitled to receive certain severance benefits based on the nature of his termination. If his employment is terminated by the Company without cause (as defined below) or by him for good reason (as defined below), Mr. Milkovich will be entitled to receive:

•	an amount equal to the sum of his highest annual base salary paid and the average annual bonus earned during the prior three years (or the period of his employment, if less than three years);

•	acceleration of vesting of all unvested non-performance equity awards and a period of one year to exercise his vested share options (unless they sooner expire);

•	an additional lump sum payment equal to $15,000; and

•	if the termination is by the Company without cause; outplacement assistance selected by the Company for up to one year.

In the event of a change in control of the Company, if Mr. Milkovich is terminated by the Company without cause or he resigns for good reason within 12 months of the change in control, he will be entitled to receive:

•	an amount equal to two times the sum of his highest annual base salary paid and the average annual bonus earned during the prior three years (or the period of his employment, if less than three years);

•	acceleration of vesting of all unvested non-performance equity awards and a period of one year to exercise his vested share options (unless they sooner expire);

•	an additional lump sum payment equal to $22,500; and

•	if termination is by the Company without cause or by him for good reason within 12 months of the change in control, outplacement assistance selected by the Company for up to one year.

If Mr. Milkovich is terminated by the Company for cause or he terminates his employment without good reason, he will immediately forfeit any unvested equity awards and, in the case of termination by the Company for cause, the right to exercise any vested equity options. In the event Mr. Milkovich terminates his employment without good reason, he will have a one-year period from the date of termination in which to exercise any vested equity options (unless such options expire pursuant to their terms prior to the first anniversary of the date of termination).

If Mr. Milkovich dies or becomes disabled, he (or his estate, as applicable) will receive (i) acceleration of any unvested non-performance equity awards, and (ii) a lump sum death or disability benefit payment, as applicable, equal to $15,000. Finally, if Mr. Milkovich retires (meaning that he resigns after the age of 58), he will be entitled to receive acceleration of vesting of 50% of his unvested non-performance equity awards if he retires before age 62, 75% of his unvested non-performance equity awards if he retires before age 65, or 100% of his unvested non-performance equity awards if he retires after age 65, as well as, in each case, a period of one year to exercise any vested equity options (unless such options expire pursuant to their terms prior to the first anniversary of the date of retirement).

Payment of any of the foregoing severance benefits will be conditioned upon the execution by Mr. Milkovich of a release and waiver of all claims arising from his employment or termination.

Pursuant to the terms of the offer letter between the Company and Mr. Milkovich, “cause,” “change in control” and “good reason” have the following meanings. “Cause” is defined as: (i) indictment or conviction of or a plea of guilty or nolo contendere for the commission of a felony; (ii) commission of one or more acts involving fraud or moral turpitude; (iii) misappropriation of any assets of the Company; (iv) misconduct which is materially injurious to the Company and/or its employees, officers and the trustees; and (v) fraud or willful misconduct by Mr. Milkovich that caused or otherwise contributed to the requirement for an accounting restatement of the Company’s financial statements due to noncompliance with any financial reporting requirement (other than a restatement due to a change in accounting rules). “Good reason” generally means the occurrence of any of the following unless Mr. Milkovich has consented in writing thereto or the event is cured by the Company within 30 days after receipt of notice: (i) any material reduction in base salary; (ii) any relocation of the Company’s headquarters or Mr. Milkovich’s primary employment from the Washington, D.C. metropolitan area or more than 50 miles from the Company’s headquarters in Bethesda, Maryland; or (iii) any material reduction of Mr. Milkovich’s duties from those identified at the commencement of his employment with the Company. A “change in control” generally means the occurrence of any one of the following events: (i) a person, entity or affiliated group (with certain exceptions) acquires more than 50% of the Company’s then outstanding voting securities; (ii) the consummation of (a) a merger or consolidation of the Company with another entity where the holders of the Company’s voting shares immediately prior to the merger or consolidation will not own, immediately after the merger or consolidation, more than 50% of the combined voting power of the securities in the surviving entity or its parent, or where the members of the Board of Trustees immediately prior to the merger or consolidation would not, immediately after the merger or consolidation, constitute a majority of the Board of Trustees of the surviving entity, (b) a sale or other disposition of all or substantially all of the Company’s assets or (c) a liquidation or dissolution of the Company; and (iii) a change in the majority of members of the Board of Trustees within a two-year period unless the election or nomination for election by the Company shareholders of each new trustee was approved by two-thirds of the trustees who were in office at the beginning of the two-year period.

In connection with the offer letter, Mr. Milkovich was required to execute a non-competition, confidentiality and non-solicitation agreement. This agreement provides that for the one-year period after termination of Mr. Milkovich’s employment, he will not (i) compete with the Company by working with or investing in any business or enterprise that owns, acquires, operates or develops office or business park properties within Maryland, Virginia, Washington, D.C. and any other state or commonwealth in which the Company is doing business at the date of termination or (ii) solicit any of the Company’s principal tenants or customers, encourage any of the Company’s principal tenants or customers to reduce its patronage of the Company, or solicit or hire any of the Company’s employees; provided, however, that if Mr. Milkovich’s employment is terminated without cause or by him for good reason, then the non-competition and non-solicitation periods are reduced to six months following termination. In addition, the agreement provides that, if Mr. Milkovich remains employed by the Company for a period of three or more years, then the non-competition and non-solicitation periods will be reduced from one year to six months following termination.

The foregoing description is qualified in its entirety by reference to the full terms and conditions of the offer letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the matters described in Item 5.02 of this Current Report on Form 8-K is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit No.

99.1	Press Release dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

Date:	May 15, 2014	/s/ DOUGLAS J. DONATELLI
Douglas J. Donatelli
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated May 15, 2014